Exhibit 3.1
AMENDED AND
RESTATED BYLAWS
OF
SCIENCE
APPLICATIONS
INTERNATIONAL
CORPORATION
(a Delaware corporation)

As amended, September 4, 2024

TABLE OF CONTENTS

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TABLE OF CONTENTS
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ARTICLE I.
OFFICES
Section 1.01 Registered Office. The registered office of Science Applications International Corporation (the “Corporation”) in the State of Delaware shall be at 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent in charge thereof shall be The Corporation Trust Company.
Section 1.02 Principal Office. The Board of Directors (the “Board”) is hereby granted full power and authority to change said principal office from one location to another.
Section 1.03 Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or as the business of the Corporation may require.
ARTICLE II.
MEETINGS OF STOCKHOLDERS
Section 2.01 Annual Meetings. An annual meeting of stockholders shall be held for the election of directors and to transact such other business as may properly be brought before the meeting.
Section 2.02 Special Meetings.
(a) Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board, or by a committee of the Board which has been duly designated by the Board and whose powers and authority, as provided in a resolution of the Board or in the Bylaws, include the power to call such meetings, and shall be called by the Secretary of the Corporation following the Secretary’s receipt of written requests to call a meeting of stockholders (a “Special Meeting Request”) from one stockholder of record owning at least ten percent (10%), or one or more stockholders of record of shares representing in the aggregate at least twenty-five percent (25%), in each case of the combined voting power of the then outstanding shares of all classes and series of capital stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting, voting as a single class, and who have delivered such requests in accordance with and subject to the provisions of these Bylaws (as amended from time to time), including any limitations set forth in these Bylaws on the ability to make such a request for such a special meeting. Special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of the Certificate of Incorporation or any amendment thereto or any certificate filed under Section 151(g) of the General Corporation Law of the State of Delaware (“Delaware Law”) (or its successor statute as in effect from time to time hereafter), then such special meeting may also be called by the person or persons, in the manner, at the times and for the purposes so specified.
(b) In determining whether Special Meeting Requests have met the requirements of this Section 2.02, multiple Special Meeting Requests will not be considered together if they relate to different items of business. Additionally, in order to be valid, all Special Meeting Requests must have been dated and delivered to the Secretary within sixty (60) days of the earliest dated Special Meeting Request. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. A Special Meeting Request shall be signed by each stockholder, or duly authorized agent, requesting the special meeting and shall set forth: (i) a brief description of each matter of business desired to be brought before the special meeting and the reasons for conducting such business at the special meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), (iii) any material interest of each stockholder and any beneficial owner on whose behalf the special meeting is being requested in the business desired to be brought before the special meeting, (iv) the name and address, as they appear on the Corporation’s books, of each stockholder requesting the special meeting and any beneficial owner on whose behalf the special meeting is being requested, (v) the class and number of shares of the Corporation which are owned by each stockholder requesting the special meeting and any beneficial owner on whose behalf the special meeting is being requested, and (vi) any other information that is required to be set forth in a stockholder’s notice required pursuant to Section 2.07 of these Bylaws and, if the purpose of the special meeting includes the appointment or election of one or more directors to the Board, Section 3.03 of these Bylaws.
A stockholder may revoke a Special Meeting Request at any time prior to the special meeting; provided however, that if any such revocations are received by the Secretary and, as a result of such revocation, the number of un-revoked Special Meeting Requests no longer represents at least the requisite number of shares entitling the stockholders to request the calling of a special meeting pursuant to Section 2.02(a), then the Board shall have the discretion to determine whether or not to proceed with the special meeting. If none of the stockholders who submitted the Special Meeting Request appear or send a qualified representative (as defined in these Bylaws) to present the proposal(s) or business submitted by the stockholders for consideration at the special meeting, such proposal(s) or business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation or such stockholder(s).
A Special Meeting Request shall not be valid (and the Board shall have no obligation to call a special meeting in respect of such Special Meeting Request) if it relates to an item of business that is not a proper subject for stockholder action under applicable law.
The Board shall determine the place, if any, and fix the date and time, of any stockholder requested special meeting. The Board may submit its own proposal or proposals for consideration at a stockholder requested special meeting.
Section 2.03 Time and Place of Meetings. All meetings of the stockholders shall be held at such places, within or without the State of Delaware, on such date and at such time as may from time to time be designated by the person or persons calling the respective meeting and specified in the respective notices or waivers of notice thereof.
Section 2.04 Notice of Meetings and Adjourned Meetings; Waivers of Notice.
(a) Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given to stockholders of the Corporation, as required by applicable law, which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice may be given by such delivery means (mail, telecopy, electronic or other) as the Secretary deems appropriate and in compliance with applicable law and shall be delivered to the stockholder’s address as it appears on the stock transfer records of the Corporation. Unless otherwise required by Delaware Law, such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting. The chair of any meeting of stockholders shall have the power to adjourn the meeting without a vote of the stockholders, whether or not a quorum is present. Unless otherwise expressly required by Delaware Law, when a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
(b) Any waiver of any such notice given by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, and such person objects at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
Section 2.05 Quorum. Except as provided by Delaware Law, the holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders of the Corporation or any adjournment thereof.

Section 2.06 Voting.
(a) At each meeting of the stockholders, each stockholder shall be entitled to vote, in person or by proxy, each share or fractional share of the stock of the Corporation having voting rights on the matter in question and which shall have been held by such stockholder and registered in such stockholder’s name on the books of the Corporation:
(i) on the date fixed pursuant to Section 6.05 of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting, or
(ii) if no such record date shall have been so fixed, then (a) at the close of business on the day before the day on which notice of the meeting shall be given or (b) if notice of the meeting shall be waived, at the close of business on the day before the day on which the meeting shall be held.
(b) Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes.
(c) Any such voting rights may be exercised by the stockholder entitled thereto in person or by his or her proxy delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three (3) years from its date unless said proxy shall provide for a longer period. At any meeting of the stockholders all matters, except as otherwise provided in the Certificate of Incorporation, these Bylaws, Delaware Law, the rules or regulations of any stock exchange applicable to the Corporation, or any regulation applicable to the Corporation or its securities, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereon, a quorum being present. The vote at any meeting of the stockholders on any question need not be by ballot, except as otherwise provided in the Certificate of Incorporation or unless so directed by the chair of the meeting. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his or her proxy, if there be such proxy, and it shall state the number of shares voted. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.
Section 2.07 Business at Annual Meeting (other than the Election of Directors). Only such business (other than nominations for election to the Board, which must comply with the provisions of Section 3.03(b) or Section 3.17 hereto) may be transacted at an annual meeting of stockholders as is either (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (2) otherwise properly brought before the meeting by or at the direction of the Board (or any duly authorized committee thereof), or (3) otherwise properly brought before the meeting by a stockholder who is a stockholder of record at the time of the giving of notice provided for in this Section 2.07 and on the record date for the determination of stockholders entitled to notice of and to vote at the meeting and who complies with the notice procedures set forth in this Section 2.07. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal office of the Corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
A stockholder’s notice to the Secretary of the Corporation shall set forth: (a) as to each matter the stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and the text of the business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), and (b) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made, (i) the name and address of such person, (ii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation, and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; (iii) a description of all agreements, arrangements, or understandings (whether written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such person or any affiliates or associates of such person, in such business, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person; (iv) whether the stockholder giving notice intends, or is part of a group that intends, to solicit proxies from other stockholders in support of such proposal; (v) a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and (vi) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before the annual meeting pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.
A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.07 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting. Such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal office of the Corporation not later than five business days after the record date for determining the stockholders entitled to receive notice of the annual meeting. Nothing contained in this Section 2.07 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).
Notwithstanding the foregoing provisions of this Section 2.07, unless otherwise required by law or the Board or the chair of the annual meeting determines otherwise, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.07, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
No business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2.07; provided, however, that nothing in this Section 2.07 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.
The chair of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with this Section 2.07 and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 2.08 List of Stockholders. The Secretary of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, as required by applicable law.
Section 2.09 Inspectors. Prior to each meeting of the stockholders, one or more inspectors shall be appointed by the Board, or, if no such appointment shall have been made, such inspectors shall be appointed by the chair of the meeting, to act thereat. Each inspector so appointed shall first subscribe an oath or affirmation faithfully to execute the duties of an inspector at such meeting with strict impartiality and according to the best of his or her ability. Such inspector(s) shall take charge of the ballots at such meeting, count the ballots cast on any question and deliver a written report of the results thereof to the secretary of such meeting. The inspector(s) need not be stockholders of the Corporation. Any officer of the Corporation may be an inspector on any question other than a vote for or against his or her election to any position with the Corporation or on any other question in which he or she may be directly interested other than as a stockholder.
Section 2.10 Regulations for Conduct of Stockholders Meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations adopted by the Board, the chair of any meeting of stockholders shall have the right and authority to convene and adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; and (c) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
ARTICLE III.
BOARD OF DIRECTORS
Section 3.01 General Powers. The property, business and affairs of the Corporation shall be managed by or under the direction of the Board, who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by Delaware Law, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders of the Corporation.
Section 3.02 Number. The exact number of directors shall be fixed from time to time by resolution of the Board. The number of directors which shall constitute the whole Board shall be not less than seven (7) and not more than fourteen (14).
Section 3.03 Election of Directors.
(a) Voting. The directors shall be elected annually by the stockholders of the Corporation. A nominee for director shall be elected by the vote of the majority of votes cast with respect to such nominee’s election, except that directors shall be elected by a plurality of the votes cast in a contested election. An election is contested if the number of nominees exceeds the number of directors to be elected. For election of directors, a majority of the votes cast means that the number of votes cast “for” a nominee exceeds the votes cast “against” that nominee, without counting abstentions as votes cast. If directors are to be elected by a plurality vote, stockholders may not vote against a nominee.
(b) Nomination of Directors. Only persons who are nominated in accordance with the following procedures or the procedures set forth in Section 3.17 hereto shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board may be made at a meeting of stockholders (1) by or at the direction of the Board, (2) by the Nominating and Corporate Governance Committee (or any other duly authorized committee of the Board), or (3) by any stockholder of the Corporation who is a stockholder of record at the time of the giving of notice provided for in this Section 3.03(b) and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and who complies with the notice procedures set forth in this Section 3.03(b). In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary of the Corporation must be delivered to or mailed and received at the principal office of the Corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
Such stockholder’s notice to the Secretary shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; and (iv) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made, (i) the name and record address of such person; (ii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; (iii) a description of all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any proposed nominee or any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, and any material interest of such person, or any affiliates or associates of such person, in such nomination, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person; (iv) a representation that the stockholder giving notice intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; (v) a certification that such stockholder has complied with or will comply with the requirements of Rule 14a-19 under the Exchange Act, and upon request of the Corporation, that such stockholder will deliver to the Corporation reasonable evidence of such compliance; and (vi) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee in any proxy materials and to serve as a director if elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.
A stockholder providing notice of any nomination proposed to be made at a meeting of stockholders shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3.03(b) shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the meeting. Such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal office of the Corporation not later than five business days after the record date for determining the stockholders entitled to receive notice of such meeting.
No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein or the procedures set forth in Section 3.17 hereto. Notwithstanding anything above to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 3.03(b) shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.
The chair of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure and, if the chair should so determine, the chair shall so declare to the meeting, and the defective nomination shall be disregarded. Unless otherwise required by law, if any stockholder (a) provides notice pursuant to Rule 14a-19 under the Exchange Act and (b) subsequently (i) notifies the Corporation that such stockholder no longer intends to solicit proxies in support of director nominees other than the Corporation’s director nominees in accordance with Rule 14a-19, (ii) fails to comply with the requirements of Rule 14a-19, or (iii) fails to provide reasonable evidence sufficient to satisfy the Corporation that such requirements have been met, then such stockholder’s nominations shall be deemed null and void and the Corporation shall disregard any proxies or votes solicited for any nominee proposed by such stockholder.
Notwithstanding the foregoing provisions of this Section 3.03(b), unless otherwise required by applicable law or the Board or the chair of the annual meeting determines otherwise, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 3.03(b), to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
Section 3.04 Resignations. Any director of the Corporation may resign at any time by giving written notice or notice by electronic transmission to the Board or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, it shall take effect immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 3.05 Removal. Unless otherwise restricted by statute, the Certificate of Incorporation or these Bylaws, any director or the entire Board may be removed with or without cause by the holders of two-thirds of the total voting power of all outstanding shares then entitled to vote at an election of directors.

Section 3.06 Vacancies. Except as otherwise provided in the Certificate of Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause, may only be filled by vote of the majority of the remaining directors, although less than a quorum. Each director so chosen to fill a vacancy shall hold office until his or her successor shall have been elected and shall qualify or until such director shall resign or shall have been removed.
Section 3.07 First Meeting. The Board shall meet as soon as practicable after each annual election of directors and notice of such first meeting shall not be required.
Section 3.08 Regular Meetings. Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday. Except as provided by applicable law, notice of regular meetings need not be given.
Section 3.09 Special Meetings. Special meetings of the Board may be called at any time by the Chair of the Board, by the Chief Executive Officer or by the Secretary upon the written request of at least one-third of the directors then in office. Such meetings shall be held at the principal office of the Corporation, or at such other place or places, within or without the State of Delaware, as the person or persons calling the meeting may designate.
Section 3.10 Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by Delaware Law to be submitted to stockholders for approval or (b) adopting, amending or repealing any of these Bylaws. Any such committee shall keep written minutes of its meetings. Any Board committee may create one or more subcommittees, each subcommittee to consist of one or more members of such committee, and delegate to the subcommittee any or all of the powers of the committee.
Section 3.11 Notice of Meetings. Notice of all special meetings of the Board shall be mailed to each director, addressed to his or her residence or usual place of business, at least five (5) days before the day on which the meeting is to be held, or shall be personally delivered or otherwise given by such delivery means (telecopy, electronic or other) as the Secretary deems appropriate and in compliance with applicable law, at least two (2) days before the day on which the meeting is to be held. Such notice may be waived by any director and any meeting shall be a legal meeting without notice having been given if all the directors shall be present thereat or if those not present shall, either before or after the meeting, waive notice of or consent to (in writing or by electronic transmission) such meeting or shall after the meeting sign the approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or be made a part of the minutes of the meeting.
Section 3.12 Place of Meeting, Etc. The Board (or committee of the Board) may hold any of its meetings at such place or places within or without the State of Delaware as the Board (or the committee) may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board or a committee by means of conference telephone or other communications equipment pursuant to which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.
Section 3.13 Quorum and Manner of Acting. Except as otherwise provided in these Bylaws or by Delaware Law, the presence of a majority of the total number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board and the presence of a majority of the total number of directors then serving on a committee of the Board shall be required to constitute a quorum for the transaction of business at any meeting of such committee, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. In the absence of a quorum at any meeting or any adjournment thereof, a majority of directors present may adjourn such meeting from time to time. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Notice of any adjourned meeting need not be given. The directors shall act only as a Board or as a committee thereof, and the individual directors shall have no power as such.
Section 3.14 Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or such committee consent thereto in writing or by electronic transmission, as the case may be, and such written consent or electronic transmission is filed with the minutes of proceedings of the Board or committee.
Section 3.15 Compensation. The directors shall receive such compensation for their services as directors, and such additional compensation for their services as members of any committees of the Board, as may be authorized by the Board.
Section 3.16 Board Leadership.
(a) Chair of the Board. The Board may elect or appoint, from among its members, a Chair of the Board and one or more Vice Chairs of the Board, who shall not be considered by virtue of holding such position officers of the Corporation. The Chair of the Board, when present, shall preside at all meetings of the stockholders of the Corporation and of the Board. The Chair of the Board shall perform, under the direction and subject to the control of the Board, all duties incident to the office of Chair of the Board and such other duties as the Board may assign to the Chair of the Board from time to time.
(b) Lead Director. At any time the Chair of the Board is not independent as that term is defined in the Corporation’s Corporate Governance Guidelines and any additional independence criteria established by the Board of Directors, the Securities and Exchange Commission and the Corporation’s applicable national securities exchange, the independent directors may designate from among them a Lead Director having the duties and responsibilities required by any applicable rules of the Corporation’s applicable national securities exchange and as otherwise determined by the Board of Directors from time to time.
Section 3.17 Proxy Access.
(a) Whenever the Board solicits proxies with respect to the election of directors at an annual meeting (following the 2016 annual meeting), subject to the provisions of this Section 3.17, the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by the Board or any committee thereof, the name, together with the Required Information (as defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board by a stockholder or group of no more than 20 stockholders that satisfies the requirements of this Section 3.17 (the “Eligible Stockholder”) and that expressly elects at the time of providing the notice required by this Section 3.17 (the “Notice of Proxy Access Nomination”) to have such nominee included in the Corporation’s proxy materials pursuant to this Section 3.17. For purposes of this Section 3.17, the “Required Information” that the Corporation will include in its proxy statement is (i) the information provided to the Secretary of the Corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and (ii) if the Eligible Stockholder so elects, a Supporting Statement (as defined below).
(b) To be timely, the Notice of Proxy Access Nomination must be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not less than 120 days and not more than 150 days prior to the first anniversary of the date that the Corporation distributed its proxy statement to stockholders for the previous year’s annual meeting of stockholders. If, however, the annual meeting is called for a date that is not within 30 days before or 70 days after such anniversary date, the Notice of Proxy Access Nomination in order to be timely must be so received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the

10th day following the day on which the Notice of Proxy Access Nomination was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination pursuant to this Section 3.17.
(c) The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed 25% of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 3.17 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below 25%, but not less than two. In the event that one or more vacancies for any reason occurs on the Board after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board resolves to reduce the size of the Board in connection therewith, the maximum number of Stockholder Nominees included in the Corporation’s proxy materials shall be calculated based on the number of directors in office as so reduced. For purposes of determining when the maximum number of Stockholder Nominees provided for in this Section 3.17 has been reached, each of the following persons shall be counted as one of the Stockholder Nominees: (i) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 3.17 whose nomination is subsequently withdrawn, (ii) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 3.17 whom the Board decides to nominate for election to the Board and (iii) any director in office as of the Final Proxy Access Nomination Date who was included in the Corporation’s proxy materials as a Stockholder Nominee for either of the two preceding annual meetings of stockholders (including any individual counted as a Stockholder Nominee pursuant to the immediately preceding clause (ii)) and whom the Board decides to nominate for re-election to the Board. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 3.17 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 3.17 exceeds the maximum number of Stockholder Nominees provided for in this Section 3.17. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 3.17 exceeds the maximum number of Stockholder Nominees provided for in this Section 3.17, the highest ranking Stockholder Nominee who meets the requirements of this Section 3.17 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Corporation each Eligible Stockholder disclosed as owned in its Notice of Proxy Access Nomination. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 3.17 from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 3.17 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the maximum number is reached.
(d) In order to make a nomination pursuant to this Section 3.17, an Eligible Stockholder must have owned (as defined below) at least 3% of the Corporation’s outstanding common stock (the “Required Shares”) continuously for at least three (3) years (the “Minimum Holding Period”) as of both the date the Notice of Proxy Access Nomination is delivered to the Secretary of the Corporation in accordance with this Section 3.17 and the record date for determining the stockholders entitled to receive notice of the annual meeting, and must continue to own the Required Shares through the date of the annual meeting. For purposes of this Section 3.17, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, if, in any such case, such instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has loaned such shares provided that the Eligible Stockholder has the power to recall such loaned shares on three (3) business days’ notice and has recalled such loaned shares as of the date of the Notice of Proxy Access Nomination and holds such shares through the date of the annual meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the Corporation are “owned” for these purposes shall be determined by the Board or any committee thereof. For purposes of this Section 3.17, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.
(e) To be in proper form for purposes of this Section 3.17, the Notice of Proxy Access Nomination must include or be accompanied by the following:
(i) one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is delivered to or mailed and received by the Secretary of the Corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days after the record date for determining the stockholders entitled to receive notice of the annual meeting, one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date;
(ii) a copy of the Schedule 14N that has been filed with the United States Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;
(iii) the information and representations that would be required to be set forth in a stockholder’s notice of a nomination pursuant to Section 3.03(b) of this Article III (including the written consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected);
(iv) a representation that the Eligible Stockholder (A) will continue to hold the Required Shares through the date of the annual meeting, (B) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (C) has not nominated and will not nominate for election to the Board at the annual meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this Section 3.17, (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board, (E) has not distributed and will not distribute to any stockholder of the Corporation any form of proxy for the annual meeting other than the form distributed by the Corporation, (F) has complied and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting, and (G) has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make such information, in light of the circumstances under which it was or will be made or provided, not misleading;
(v) a representation as to the Eligible Stockholder’s intentions with respect to continuing to own the Required Shares for at least one (1) year following the annual meeting;
(vi) an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of communications with the stockholders of the Corporation by the

Eligible Stockholder, its affiliates and associates or their respective agents and representatives, either before or after providing a Notice of Proxy Access Nomination pursuant to this Section 3.17, or out of the facts, statements or other information that the Eligible Stockholder or its Stockholder Nominee(s) provided to the Corporation in connection with the inclusion of such Stockholder Nominee(s) in the Corporation’s proxy materials, and (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 3.17; and
(vii) a written representation and agreement from each Stockholder Nominee that such Stockholder Nominee (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, (C) has read and will comply with the Corporation’s code of ethics, corporate governance guidelines, stock ownership and trading policies and guidelines and any other policies or guidelines of the Corporation applicable to directors and (D) will make such other acknowledgments, enter into such agreements and provide such information as the Board requires of all directors, including promptly submitting all completed and signed questionnaires required of the Corporation’s directors.
(f) In addition to the information required pursuant to Section 3.17(e) or any other provision of these Bylaws, the Corporation also may require each Stockholder Nominee to furnish any other information (i) that may reasonably be requested by the Corporation to determine whether the Stockholder Nominee would be independent under the rules and listing standards of the Corporation’s applicable national securities exchange (or any successor thereto), any applicable rules of the U.S. Securities and Exchange Commission or any publicly disclosed standards used by the Directors in determining and disclosing the independence of the Corporation’s directors (collectively, the “Independence Standards”), (ii) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee or (iii) that may reasonably be required to determine the eligibility of such Stockholder Nominee to serve as a director of the Corporation.
(g) The Eligible Stockholder may, at its option, provide to the Secretary of the Corporation, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed 500 words, in support of the Stockholder Nominee(s)’ candidacy (a “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of its Stockholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 3.17, the Corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation.
(h) In the event that any information or communications provided by an Eligible Stockholder or a Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make such information, in light of the circumstances under which it was made or provided, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect. In addition, any person providing any information pursuant to this Section 3.17 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting and as of the date that is ten (10) business days prior to such annual meeting or any adjournment or postponement thereof, and such update and supplement (or a written certification that no such updates or supplements are necessary and that the information previously provided remains true and correct as of the applicable date) shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such annual meeting (in the case of the update and supplement required to be made as of the record date), and not later than seven (7) business days prior to the date of the annual meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting).
(i) Notwithstanding anything to the contrary contained in this Section 3.17, the Corporation shall not be required to include, pursuant to this Section 3.17, a Stockholder Nominee in its proxy materials (i) for any meeting of stockholders for which the Secretary of the Corporation receives notice that the Eligible Stockholder or any other stockholder intends to nominate one or more persons for election to the Board pursuant to the advance notice requirements for stockholder nominees set forth in Section 3.03(b) of this Article III, (ii) if such Stockholder Nominee would not be an independent director under the Independence Standards, as determined by the Board or any committee thereof, (iii) if such Stockholder Nominee’s election as a member of the Board would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the Corporation’s applicable national securities exchange (or any successor thereto), or any applicable state or federal law, rule or regulation, (iv) if such Stockholder Nominee is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (v) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (vi) if such Stockholder Nominee or the Eligible Stockholder who nominated such Stockholder Nominee provides any facts, statements or other information to the Corporation or its stockholders required or requested pursuant to this Section 3.17 that is not true and correct in all material respects or that omits a material fact necessary to make such information, in light of the circumstances in which it is made or provided, not misleading, or (vii) if such Stockholder Nominee or the Eligible Stockholder who nominated such Stockholder Nominee otherwise contravenes any of the agreements or representations made by such Stockholder Nominee or Eligible Stockholder or fails to comply with its obligations pursuant to this Section 3.17.
(j) Notwithstanding anything to the contrary set forth herein, if (i) a Stockholder Nominee and/or the applicable Eligible Stockholder breaches any of its or their obligations, agreements or representations under this Section 3.17 or (ii) the Stockholder Nominee otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 3.17 or dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director of the Corporation, in each case as determined by the Board, any committee thereof or the chairman of the annual meeting, (x) the Corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (y) the Corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder and (z) the Board or the chairman of the annual meeting shall declare such nomination to be invalid, such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation and the named proxies will not vote any proxies received from stockholders with respect to such Stockholder Nominee. In addition, if the Eligible Stockholder (or a representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 3.17, such nomination shall be disregarded as provided in clause (z) above.
(k) Whenever the Eligible Stockholder consists of a group of stockholders, (i) each provision in this Section 3.17 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their stockholdings in order to meet the 3% ownership requirement of the “Required Shares” definition), (ii) a breach of any obligation, agreement or representation under this Section 3.17 by any member of such group shall be deemed a breach by the Eligible Stockholder and (iii) the Notice of Proxy Access Nomination must designate one member of the group for purposes of receiving communications, notices and inquiries from the Corporation and otherwise authorize such member to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 3.17 (including withdrawal of the nomination). Whenever the Eligible Stockholder consists of a group of Stockholders aggregating their stockholdings in order to meet the 3% ownership requirement of the “Required Shares” definition, (x) such ownership shall be determined by aggregating the lowest number of shares continuously owned (as defined in Section 3.17(d) hereof) by each such stockholder during the Minimum Holding Period and (y) the Notice of Proxy Access Nomination must indicate, for each such stockholder, such lowest number of shares continuously owned by such stockholder during the Minimum Holding Period. No person may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting. For the avoidance of doubt, a stockholder may withdraw from a group of stockholders constituting an Eligible Stockholder at any time prior to the annual meeting and if, as a result of such withdrawal, the Eligible Stockholder no longer owns the Required Shares, the nomination shall be disregarded as provided in Section 3.17(j).
(l) Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least 25% of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 3.17 for the next two (2) annual meetings. For the avoidance of doubt, the immediately preceding sentence shall not prevent any stockholder from nominating any person to the Board pursuant to and in accordance with Section 3.03(b) of this Article III.
(m) This Section 3.17 provides the exclusive method for a stockholder to include nominees for election to the Board in the Corporation’s proxy materials (including, without limitation, any proxy card or written ballot), other than with respect to Rule 14a-19 under the Exchange Act to the extent applicable with respect to form of proxies.
ARTICLE IV.
OFFICERS
Section 4.01 Principal Officers. The principal officers of the Corporation shall be a Chief Executive Officer, Chief Financial Officer, one or more Presidents of various ranks, one or more Executive Vice Presidents, a Secretary, a Controller and a Treasurer, all of whom shall serve under the direction and subject to the control of the Board.
Section 4.02 Additional Officers and Agents. In addition to the principal officers designated in Section 4.01, the Board may from time to time elect such other officers and agents as it may deem necessary or advisable, including one or more Vice Presidents of various rank, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and an Assistant Controller, each of which officers and agents shall be subject to the control of the Board and have such authority and perform such duties as are provided in these Bylaws or as the Board, Chair of the Board or Chief Executive Officer may from time to time determine. Each such officer shall hold office until his or her successor shall have been duly chosen and qualified or until his or her earlier resignation, removal or other disqualification for service. No person shall be deemed an officer of the Corporation unless and until elected as an officer in accordance with Section 4.02 or Section 4.03.
Section 4.03 Election. The officers of the Corporation shall be elected annually (or at such other intervals as the Board may determine) by the Board. Each such officer shall hold office until his or her successor shall have been duly elected and qualified or until his or her earlier resignation, removal or other disqualification for service. The Board may authorize the Chief Executive Officer to elect any officer of the Corporation other than the principal officers.
Section 4.04 Removal. All officers and agents of the Corporation, elected or appointed by the Board, may be removed, either with or without cause, at any time, by (a) resolution adopted by the Board or (b) if the officer or agent is not a principal officer by the Chief Executive Officer (or someone to whom the Chief Executive Officer has delegated this authority).
Section 4.05 Resignations. Any officer may resign at any time by giving written notice to the Board, the Chair of the Board, the Chief Executive Officer or the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 4.06 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or other cause, may be filled in the manner prescribed in these Bylaws for regular appointments to such office.

Section 4.07 Chief Executive Officer. Subject to such supervisory powers, if any, as may be given by the Board to the Chair of the Board, if any, the Chief Executive Officer, if such officer is appointed, shall, subject to the control of the Board, have general supervision, direction and control of the business and officers of the Corporation. In the event of the death, disability or other absence of the Chair of the Board, the duties of the Chair of the Board may be performed by the Chief Executive Officer, including presiding at any meeting of the Board or the stockholders of the Corporation. The Chief Executive Officer may execute (in facsimile or otherwise) and deliver certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments that the Board has authorized to be executed and delivered, except in cases where the execution and delivery thereof shall be expressly and exclusively delegated to one or more other officers or agents of the Corporation by the Board or these Bylaws, or where the execution and delivery thereof shall be required by applicable law to be executed and delivered by another person.
Section 4.08 President(s). Individuals appointed to the office of President shall perform, under the direction and subject to the control of the Board and the Chief Executive Officer, all duties incident to the office of President and such other duties as the Board or Chief Executive Officer may assign to such President from time to time. The President may execute (in facsimile or otherwise) and deliver certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments that the Board or the Chief Executive Officer has authorized to be executed and delivered, except in cases where the execution and delivery thereof shall be expressly and exclusively delegated to one or more other officers of agents of the Corporation by the Board or these Bylaws, or where the execution and delivery thereof shall be required by applicable law to be executed and delivered by another person. Individuals appointed to the office of President of an organizational unit of the Corporation or Group President shall perform, under the direction and subject to the control of the Board, the Chief Executive Officer and the President of the Corporation and shall have such other duties as the Board, Chief Executive Officer or President of the Corporation may assign to such officers from time to time.
Section 4.09 Vice Presidents. Each Vice President of the Corporation shall perform, under the direction and subject to the control of the Board, the Chief Executive Officer or President, such duties as the Board, the Chief Executive Officer, any President or such other office or officers may assign to such Vice President from time to time. Vice Presidents of the Corporation may be further designated as Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Vice Presidents or such other similar title as the Board may designate.
Section 4.10 Secretary. The Secretary of the Corporation or his or her designee shall attend all meetings of the stockholders of the Corporation, the Board and committees established by the Board and shall record correctly the proceedings of such meetings in a book suitable for such purposes. The Secretary shall attest with a signature and the seal of the Corporation (in facsimile or otherwise) all stock certificates issued by the Corporation and shall keep or cause to be kept a stock ledger in which all transactions pertaining to shares of all classes and series of capital stock of the Corporation shall be correctly recorded. The Secretary shall also attest with a signature and the seal of the Corporation (in facsimile or otherwise) all deeds, conveyances or other instruments requiring the seal of the Corporation. The Chair of the Board, the Chief Executive Officer or the Secretary shall give, or cause to be given, notice of all meetings of the stockholders of the Corporation and special meetings of the Board or committees established by the Board. The Secretary is authorized to issue certificates, to which the corporate seal may be affixed, attesting to the incumbency of officers of the Corporation or to actions duly taken by the stockholders of the Corporation, the Board or any committee established by the Board. The Secretary shall perform, under the direction and subject to the control of the Board and the Chief Executive Officer, all duties incident to the office of Secretary and such other duties as the Board or the Chief Executive Officer may assign to the Secretary from time to time. The duties of the Secretary may also be performed by any Assistant Secretary of the Corporation.
Section 4.11 Chief Financial Officer. The Chief Financial Officer of the Corporation in general shall supervise all of the financial affairs of the Corporation, under the direction and subject to the control of the Board and the Chief Executive Officer. The Chief Financial Officer shall perform, under the direction and subject to the control of the Board and the Chief Executive Officer, all duties incident to the office of Chief Financial Officer and such other duties as the Board or the Chief Executive Officer may assign to the Chief Financial Officer from time to time.
Section 4.12 Treasurer. The Treasurer of the Corporation shall have the care and custody of all the funds, notes, bonds, debentures, stock and other securities of the Corporation that may come into the hands of the Treasurer, acting in such capacity. The Treasurer shall be responsible for the investment and reinvestment of funds of the Corporation in accordance with general investment policies determined from time to time by the Corporation and shall ensure that the Corporation is adequately funded at all times by arranging, under the direction and subject to the control of the Board, the Chief Executive Officer, and the Chief Financial Officer, for the issuance of debt, equity and other forms of securities that may be necessary or appropriate. The Treasurer may endorse (in facsimile or otherwise) checks, drafts, notes, bonds, debentures and other instruments for the payment of money for deposit or collection when necessary or appropriate and may deposit the same to the credit of the Corporation in such banks or depositories as the Board may designate from time to time, and the Treasurer may endorse (in facsimile or otherwise) all commercial documents requiring endorsements for or on behalf of the Corporation. The Treasurer may deliver instructions to financial institutions by facsimile or otherwise. The Treasurer may execute (in facsimile or otherwise) all receipts and vouchers for payments made to the Corporation. The Treasurer shall render an account of the Treasurer’s transactions to the Board or its Audit Committee as often as the Board or its Audit Committee shall require from time to time. The Treasurer shall enter regularly in the books to be kept by the Treasurer for that purpose, a full and adequate account of all monies received and paid by the Treasurer on account of the Corporation. If requested by the Board, the Treasurer shall give a bond to the Corporation for the faithful performance of the Treasurer’s duties, the expenses of which bond shall be borne by the Corporation. The Treasurer shall perform, under the direction and subject to the control of the Board, the Chief Executive Officer and the Chief Financial Officer, all duties incident to the office of Treasurer and such other duties as the Board, the Chief Executive Officer or the Chief Financial Officer may assign to the Treasurer from time to time. The duties of the Treasurer may be performed by any Assistant Treasurer of the Corporation.
Section 4.13 Controller. The Controller of the Corporation shall be the chief accounting officer of the Corporation, shall maintain adequate records of all assets, liabilities and transactions of the Corporation and shall be responsible for the design, installation and maintenance of accounting and cost control systems and procedures throughout the Corporation. The Controller also shall keep in books belonging to the Corporation full and accurate accounts of receipts of, and disbursements made by, the Corporation. The Controller shall render an account of the Controller’s transactions to the Board or its Audit Committee as often as the Board or its Audit Committee shall require from time to time. The Controller shall perform, under the direction and subject to the control of the Board, the Chief Executive Officer and the Chief Financial Officer, all duties incident to the office of Controller and such other duties as the Board, the Chief Executive Officer and the Chief Financial Officer, may assign to the Controller from time to time. The duties of the Controller may also be performed by any Assistant Controller of the Corporation.
ARTICLE V.
DELEGATIONS OF AUTHORITY
Section 5.01 Execution of Contracts. Except as otherwise provided in these Bylaws, the Board may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.
Section 5.02 Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board. Each such officer, assistant, agent or attorney shall give such bond, if any, as the Board may require.
Section 5.03 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the Chair of the Board, the Chief Executive Officer, the Chief Financial Officer, any President, the Treasurer or any Vice President who has been authorized by the Chief Executive Officer, Chief Financial Officer or Treasurer to do so (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

Section 5.04 General and Special Bank Accounts. The Board (or a committee of the Board to which such power is delegated) may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board (or committee) may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.
ARTICLE VI.
SHARES AND SHARE TRANSFER
Section 6.01 Certificates Representing Stock.
(a) Form and Execution of Certificates. Certificates (if any) representing shares of stock or any bond, debenture or other corporate securities of the Corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law, and shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the President or a Vice President, and by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any of or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue.
(b) Special Designation on Certificates. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of Delaware Law, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
(c) Lost Certificates. Except as provided in this Section 6.01(c), no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and canceled at the same time. The Corporation may issue a new certificate of stock in the place of any certificate previously issued by it, alleged to have been lost, stolen, mutilated or destroyed, and the Corporation may require the owner of the lost, stolen, mutilated or destroyed certificate, or the owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of such new certificate; provided, however, that a new certificate or uncertificated share may be issued without requiring any bond when, in the judgment of the Board, or the Secretary of the Corporation, it is proper so to do.
Section 6.02 Uncertificated Shares. Subject to any conditions imposed by Delaware Law, the Board may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the Corporation shall send to the registered owner thereof any written notice prescribed by Delaware Law.
Section 6.03 Transfers of Stock. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registrations of transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by the attorney of the registered holder thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent, if any, and with respect to shares represented by certificates, upon surrender of the certificate or certificates for such shares properly endorsed, and with respect to uncertificated shares, upon the execution by the transferor and transferee of all transfer documents in such form as the Corporation shall reasonably require, and, with respect to all shares, upon the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any shares are pledged for collateral security such fact shall be reflected on the books of the Corporation.
Section 6.04 Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.
Section 6.05 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders, the Board shall not fix such a record date, the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board shall adopt the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
ARTICLE VII.
MISCELLANEOUS
Section 7.01 Seal. The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that the Corporation was incorporated in the State of Delaware and the year of incorporation.
Section 7.02 Waiver of Notices. Whenever notice is required to be given by these Bylaws, the Certificate of Incorporation or Delaware Law, the person entitled to said notice may waive such notice (in writing or by electronic transmission), either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.
Section 7.03 Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board.
Section 7.04 Amendments. These Bylaws, or any of them, may be altered, amended or repealed, and new Bylaws may be made by the Board, by vote of a majority of the number of directors then in office as directors, acting at any meeting of the Board. No section of the Bylaws shall be adopted, repealed, altered, amended or rescinded by the stockholders of the Corporation except by the vote of the holders of not less than two-thirds of the total voting power of all outstanding shares of voting stock of the Corporation.
Section 7.05 Designation of Engineer. The Corporation engages in the practice of engineering in various jurisdictions which regulate such practice, including the State of Washington. In order to comply with the laws of such jurisdictions, including the State of Washington, all engineering decisions pertaining to any project or engineering activities in any such jurisdiction shall be made by a designated engineer licensed to practice in such jurisdiction who shall be appointed by the Board from time to time as vacancies occur.